UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2022 (February 24, 2022)

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On February 24, 2022, Tabula Rasa HealthCare, Inc. (the “Company”) issued a press release announcing its 2021 fourth quarter and full year financial results. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 2.02 (including Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed to be incorporated by reference in any filing made by Tabula Rasa HealthCare, Inc. pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas Cancro, 54, has been appointed as the Company’s Chief Financial Officer (the “CFO Appointment”), effective as of February 28, 2022 (the “Effective Date”). Mr. Cancro previously was the Chief Financial Officer of DZS Inc. from 2019 through 2021. Prior to his role at DZS Inc., Mr. Cancro was with General Electric Company (NYSE: GE), a global diversified corporation, most recently as Controller of the company’s technology research and IP-licensing business unit. From 2015 to 2016, Mr. Cancro served as Assistant Corporate Controller of CarMax, Inc. (NYSE: KMX), a retailer of used vehicles in the United States.  From 2008 to 2015, Mr. Cancro served as Chief Accounting Officer and Corporate Controller of GFI Group, Inc., a then NYSE-listed FinTech provider of wholesale brokerage services and SaaS software solutions (now a subsidiary of BGC Partners, Inc. (Nasdaq: BGCP)).  From 2006 to 2008, Mr. Cancro served as Senior Vice President and Corporate Controller of MasTec Inc. (NYSE: MTZ), a provider of telecommunications and energy infrastructure. From 1995 to 2005, Mr. Cancro served in a variety of leadership roles at Verizon Communications Inc. (NYSE: VZ) (“Verizon”), including as Chief Financial Officer of the company’s European joint venture with AT&T Inc. and Deutsche Telekom AG, where he led that company through its initial public capital markets offering and related registration with the U.S. Securities and Exchange Commission, and later in an executive role in Verizon’s Treasury organization, where he advised the company as to capital markets strategy.  Mr. Cancro, who holds a Bachelor of Science degree in Accounting from the Pennsylvania State University, began his career at PricewaterhouseCoopers.  He is a Certified Public Accountant and also holds a CFA Charter.

In connection with the CFO Appointment, the Company and Mr. Cancro entered into an Offer Letter setting forth the terms and conditions of Mr. Cancro’s employment (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Cancro’s employment will be at-will and he will receive an annual base salary of $375,000. He also will be eligible to participate in the Company’s annual bonus plan and earn up to 50% of his base salary, based upon the achievement of specified performance goals. For fiscal year 2022, his annual bonus will be pro-rated to reflect his time of service. The Offer Letter also provides for a one-time, initial restricted stock unit grant with respect to 200,000 shares of common stock of the Company (the “Initial RSU Grant”). The Initial RSU Grant will be made on or as soon as practicable following the Effective Date and will vest in four substantially equal annual installments on February 24, 2022, February 24, 2023, February 24, 2024, and February 24, 2025, subject to Mr. Cancro’s continued employment through each such vesting date. The Offer Letter also entitles Mr. Cancro to certain relocation benefits and attorneys’ fees reimbursement. Specifically, the Company has agreed to reimburse Mr. Cancro for up to $25,000 of reasonable and customary relocation expenses, including moving costs, temporary housing, and house-hunting trips related to his relocation to the Company’s headquarters in Moorestown, New Jersey, as well as up to $5,000 for an attorney of his choosing to review the Offer Letter. Mr. Cancro also will be eligible to participate in the employee benefits and insurance programs that generally are provided by the Company to its employees.

In addition to the Offer Letter, the Company and Mr. Cancro also entered into the Change-in-Control and Severance Agreement, dated as of February 24, 2022 (the “CIC Agreement”). Pursuant to the CIC Agreement, if Mr. Cancro’s employment is terminated by the Company without Cause or by Mr. Cancro for Good Reason (each as defined in the CIC Agreement), Mr. Cancro will be entitled to: (i) continuation of his then-current base salary for twelve months following the date of his termination (the “Term”), which amount shall be paid in regular payroll installments over the Term; (ii) continued health insurance coverage for the Term, if Mr. Cancro timely and properly elects health continuation coverage under COBRA (the “COBRA Continuation Benefits”); (iii) up to $25,000 of reimbursement for reasonable fees and costs for outplacement services during the Term (the “Outplacement Service Reimbursement”); and (iv) the Accrued Obligations (as defined below) (collectively, the “Severance Payments”).

In the event that Mr. Cancro’s employment is terminated by reason of his death, then he shall be entitled to: (i) the Accrued Obligations; (ii) an amount equal to his then-current base salary for the Term, which amount shall be paid in a single lump sum as soon as reasonably practicable following his death; and (iii) (a) all of Mr. Cancro’s then-outstanding, unvested, time-based equity grants will immediately vest or become exercisable in full as of the date of his death and (b) all of his then-outstanding, unvested, performance-based equity grants will remain subject to the terms and conditions of the applicable award agreements. If Mr. Cancro’s employment is terminated by reason of Disability (as defined in the CIC Agreement), then he will only be entitled to receive the Accrued Obligations.

In the event of a Change in Control (as defined in the CIC Agreement), if Mr. Cancro’s employment is terminated by the Company without Cause or by Mr. Cancro for Good Reason during the period commencing 90 days prior to the Change in Control and ending on the second anniversary of the Change of Control, then he will be entitled to: (i) severance benefits in an amount equal to the sum of his then-current base salary and his then-current target incentive bonus, which such amount shall be paid in a single lump sum following his termination; (ii) the COBRA Continuation Benefits for the Term; (iii) (a) all of Mr. Cancro’s then-outstanding, unvested, time-based equity grants will immediately vest or become exercisable in full as of the date of his termination and (b) all of his then-outstanding, unvested, performance-based equity grants will remain subject to the terms and conditions of the applicable award agreements; (iv) the Outplacement Service Reimbursement; and (v) the Accrued Obligations (collectively, the “CIC Severance Payments” and, together with the Severance Payments, the “Severance and CIC Payments”).

For the purposes of the foregoing, “Accrued Obligations” shall mean: (i) any earned but unpaid base salary; (ii) any annual incentive bonus payable with respect to any fiscal year which ended prior to the effective date of the termination; (iii) any accrued by unused personal time off days; (iv) any reimbursement for expenses; (v) for a termination of employment other than for Cause that occurs at least six months following the commencement of the performance period for such annual incentive bonus, an amount equal to the target incentive bonus pro-rated for the period of the performance period for such annual incentive bonus that Mr. Cancro was employed; and (v) any reimbursement or payment due to Mr. Cancro on or prior to the date of the termination that remains unpaid.

Notwithstanding the foregoing, Mr. Cancro’s receipt of the Severance and CIC Payments, as applicable, is subject to his execution, delivery, and non-revocation of a written release in favor of the Company. The CIC Agreement contains customary restrictive covenants, including non-solicitation, non-competition, and non-disparagement provisions, as well as proprietary information and inventions assignment provisions, in favor of the Company.

The foregoing descriptions of the Offer Letter and the CIC Agreement are qualified in their entireties by reference to the full text of each of the Offer Letter and the CIC Agreement, which the Company expects to file as exhibits to its next periodic report covering the Effective Date.

Prior to February 28, 2022, Mr. Brian W. Adams was serving as the Company’s Co-President and Chief Financial Officer. In connection with the CFO Appointment, Mr. Adams will cease to serve as the Company’s Chief Financial Officer, but will continue to serve as the Co-President of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits.

Exhibit Number	Description
99.1	Press release of Tabula Rasa HealthCare, Inc. issued February 24, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: February 25, 2022

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